Exhibit 99.1

Guardion Health Sciences Reports First Quarter 2020 Financial Results and Provides Corporate Update

— 40% increase in medical foods revenue in the first quarter compared to the same period last year

— Launch of immuno-supportive/antioxidant complex, acuMMUNE™

— Growing portfolio of synergistic assets and proprietary technologies

San Diego, California - May 14, 2020 - Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (Nasdaq: GHSI), a company that (i) has developed medical foods and medical devices in the ocular health marketplace and (ii) is developing condition-specific nutraceuticals that the Company believes will provide supportive health benefits to consumers, announced today its financial results for the quarter ended March 31, 2020. The Company also provided a corporate update and product overview.

“We are pleased with the progress made over the first quarter of 2020. We continued to execute strategically and were able to maintain total revenue, with a slight 1% increase, compared to the same period of last year, despite the current coronavirus pandemic. While our medical device sales slowed due to doctor office closures as a result of government mandated stay-at-home orders that commenced in March, we were able to offset this by a 40% increase in our medical foods revenue. We are also executing on our vision to include nutraceuticals in our product portfolio through the NutriGuard brand,” commented Michael Favish, CEO of Guardion®. “Additionally, in April, we launched acuMMUNE, a proprietary immuno-supportive complex designed with the objective of supporting effective immune function and received an initial order for $875,000 from Astramune Sdn Bhd, a subsidiary of Ho Wah Genting Berhad (KLSE: 9601), a Malaysian company listed on the Malaysian Stock Exchange.”

Recent Corporate Highlights

●	Announced the publication of a study demonstrating Lumega-Z® superiority in a head-to-head comparison showing higher blood concentration levels of carotenoids and restoring of macular pigment density versus the current standard AREDS 2 soft gel supplement in a tier-one peer-reviewed journal, Nutrients;
●	Announced the launch of acuMMUNE™ (trademark registration pending), the Company’s proprietary immuno-supportive complex designed with the objective of supporting effective immune function, under its NutriGuard™ business line in April 2020;
●	Received net proceeds of $3.5 million from the exercise of warrants during March 2020;
●	Selected by Malaysian company, Ho Wah Genting Berhad (“HWGB”), in February 2020, to develop an immune-supportive formula designed to provide immuno-supportive benefits.

Mr. Favish continued, “As we look forward to the remainder of the year, we intend to continue building out our online medical foods distribution channels which were bolstered by our acquisition of NutriGuard last year. Direct-to-consumer sales not only has the potential to benefit users by providing an easy way to access our products, but also helps to diversify our business from solely relying on distribution through doctors’ offices, while introducing subscription-based recurring revenue generation.”

15150 Avenue of Science, Suite 200, San Diego, CA 92128
Phone 858.605.9055 Fax 858.630.5543

www.guardionhealth.com

Summary of First Quarter 2020 Financial Results

For the three months ended March 31, 2020, revenue from product sales was $245,723 compared to $242,538 for the three months ended March 31, 2019, an increase of $3,185 or 1%. The relatively flat overall performance reflects a combination of improved sales of medical foods offset by a decrease in device sales primarily due to the transition of sales and manufacturing efforts away from our VectorVision CSV-1000 device to the CSV-2000 device. Although the CSV-1000 will continue to be sold, the Company plans to put a greater focus on sales and marketing efforts of the new CSV-2000. The Company commenced sales of the next generation CSV-2000 device in February 2020.

For the three months ended March 31, 2020, cost of goods sold was $109,108 compared to $93,492 for the three months ended March 31, 2019, an increase of $15,616 or 17%. This difference reflects the costs associated with the increase in medical food sales and the effect of the decrease in device sales noted above. in addition, an inventory adjustment affecting cost of sales was recorded in March 2020.

For the three months ended March 31, 2020, gross profit was $136,615 compared to $149,046 for the three months ended March 31, 2019, a decrease of $12,431 or 8%. Gross profit represented 56% of revenues the three months ended March 31, 2020, versus 61% of revenue for the three months ended March 31, 2019.

For the three months ended March 31, 2020, the Company incurred a net loss of $2,346,913, compared to a net loss of $1,385,099 for the three months ended March 31, 2019. The increase in net loss of $961,814 or 69% compared to the prior year period was primarily due to increases in stock compensation, legal, and professional services costs during the current period as compared to the prior year.

The Company had approximately $12.9 million in cash and cash equivalents at March 31, 2020.

About Guardion Health Sciences, Inc.

Guardion® is a specialty health sciences company that (i) develops medical foods and medical devices in the ocular health marketplace and (ii) is developing nutraceuticals that the Company believes will provide medicinal and health benefits to consumers. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the SEC at www.sec.gov.

About VectorVision®

VectorVision® specializes in the standardization of contrast sensitivity, glare sensitivity, low contrast acuity, and ETDRS acuity vision testing. Its patented standardization system provides the practitioner or researcher the ability to delineate very small changes in visual capability, either as compared to the population or from visit to visit. VectorVision’s® patented technology is considered the standard of care for clinical trials. VectorVision® is a wholly owned subsidiary of Guardion.

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Guardion has completed development of the proprietary VectorVision® CSV-2000 standardized contrast sensitivity test and recently introduced the commercial product to the marketplace. The CSV-2000 is the only computer-generated vision testing instrument available that will provide the optical marketplace with the Company’s proprietary, industry-standard contrast sensitivity test, along with a full suite of standard vision testing protocols. The proprietary standardization methodology incorporated into the CSV-2000 includes a patented technology known as AcQviz that automatically and constantly measures and adjusts screen luminance to a fixed standard light level for vision testing.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the coronavirus (COVID-19) on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward- looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Jenene Thomas

JTC Team, LLC

Telephone: (833) 475-8247

E-Mail: GHSI@jtcir.com

Porter, LeVay & Rose, Inc.

Michael Porter

Telephone: (212) 564-4700

E-mail: mike@plrinvest.com

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